ARTICLES OF INCORPORATION
                             (State of Nevada)


                                 ARTICLE I
The name of this corporation shall be and is Anonymous Data, Inc.

                                ARTICLE II
The address of James E. Beecham, Registered Agent, is 4340 S. Valley View Blvd., Suite 210, Las Vegas, V 89103.

                                ARTICLE III
The purposes and objects of this corporation shall be to engage in any lawful activity for which corporations may be formed under the above referred to laws

                                ARTICLES IV
The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock at $0.001 cent per share.

                                ARTICLES V
The governing board of this corporation shall be directors. The original number of directors of this corporation shall be one (1) with the provision to increase the number of directors to seven (7). The first Director of this corporation is:

James E. Beecham
4340 S. Valley View Blvd., Suite 210
Las Vegas, NV 89103

                                ARTICLE VI
The capital stock of this corporation has a par value of $0.001cent per share and is fully paid and non-assessable.

                                ARTICLE VII
The name of the incorporator of this corporation is:

James E. Beecham
4340 S. Valley View Blvd., Suite 210
Las Vegas, NV 89103

                               ARTICLE VIII
This corporation shall have perpetual existence.

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STATE OF NEVADA

COUNTY OF CLARK

     BE IT KNOWN that on this the 13 day of November, 1996

      BEFORE ME, a Notary Public, in and for the County of Clark, State of Nevada, personally appeared the subscriber hereto, of the full age of majority, who declared to me, Notary, in the presence of the undersigned competent witnesses, that availing himself of the provisions of the Nevada Business Corporation Law, he does hereby form a corporation under and in accordance with the forgoing Articles of Incorporation.

     THUS DONE AND SIGNED, in triplicate original, after due reading of the whole.


                         INCORPORATOR
                         /s/James E. Beecham


WITNESSES:
Diane Kasowski
Toni Glines


                         /s/Carolyn Ishibashi
                         NOTARY PUBLIC